POWER OF ATTORNEY

Know all by these presents, that Alfa Finance Holdings S.A. ("Alfa Finance") hereby constitutes and appoints Mr. Pavel Nazarian, with his business address at 22 Grand rue, 2nd Floor, Luxembourg L 1660, Alfa Finance's true and lawful attorney-in-fact to:

(1)	 	execute for and on behalf of Alfa Finance, any statement on Schedule 13D or any other form, schedule, statement or other filing (each a "Filing"), required to be filed with the United States Securities and Exchange Commission
(the "Commission") pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), or the United States Securities Exchange Act of
1934, as amended (the "Exchange Act"), and/or the rules and regulations promulgated thereunder, in respect of securities of CTC Media, Inc. (the
"Company");

(2)	 	do and perform any and all acts for and on behalf of Alfa Finance which may be necessary or desirable to complete and execute any such Filing, complete and execute any amendment or amendments thereto, and timely file such documents with the Commission and any stock exchange or similar authority; and

(3)	 	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Alfa Finance, it being understood that the documents executed by such attorney-in-fact on behalf of
Alfa Finance pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Alfa Finance hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in- fact, in serving in such capacity at the request of Alfa Finance, is not assuming any of Alfa Finance's responsibilities to comply with provisions of the Securities Act or the Exchange Act.

This power of attorney shall remain in full force and effect until Alfa Finance is no longer required to submit any Filings with respect to the undersigned's direct and/or indirect holdings and transactions in securities issued by the Company, unless earlier revoked by Alfa Finance in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 29th day of December 2006.

ALFA FINANCE HOLDINGS S.A.

By: /s/ Ildar Karimov________
    Director

By: /s/ Peter Aven___________
    Director